UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

SUPERGEN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Filed by SuperGen, Inc. Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: SuperGen, Inc.

Commission File No.: 0-27628

The following information, relating to the proposed acquisition of Astex Therapeutics, Ltd. (“Astex”) by SuperGen, Inc. (“SuperGen” or the “Company”) pursuant to the terms of an Implementation Agreement, dated as of April 6, 2011, is available at www.astex-supergen.com, and was first published on April 7, 2011.

Note on Forward Looking Statements

The information on the www.astex-supergen.com website and other statements that SuperGen may make, including statements about the benefits of the transaction with Astex, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to SuperGen’s future financial or business performance, strategies or expectations.

Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.

SuperGen cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change overtime.  Forward-looking statements speak only as of the date they are made, and SuperGen assumes no duty to and does not undertake to update forward-looking statements.  Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in SuperGen’s reports filed with the Securities and Exchange Commission (the “SEC”) and those identified elsewhere on the www.astex-supergen.com website, the following factors, among others, could cause actual result to differ materially from forward-looking statements or historical performance: 1) the success of drug development efforts; (2) our cash and prospective financial positions; (3) the achievement of regulatory approvals in the US and abroad; (4) the success of partnerships to develop and sell drugs in the US and abroad; (5) our ability to develop and commercialize new drugs; (6) the impact of increased competition; (7) the impact of future acquisitions or divestitures; (8) the adequacy of intellectual property protection; (9) the impact of legislative and regulatory actions and regulatory, supervisory or enforcement actions of government agencies; (10) the ability to attract and retain highly talented professionals; and (11) the ability of SuperGen to consummate the transaction with Astex and realize the benefits of such transaction.

SuperGen’s Annual Reports on Form 10-K and SuperGen’s subsequent reports filed with the SEC, accessible on the SEC’s website at www.sec.gov and on SuperGen’s website at www.supergen.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not part of the information contained on the www.astex-supergen.com website.

Additional Information and Where to Find It:

SuperGen, Inc. plans to file with the SEC and furnish to its stockholders a proxy statement in connection with the proposed transaction, pursuant to which the Company would acquire Astex Therapeutics, Ltd. (the “Transaction”).  The proxy statement will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE.  Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.  In addition, investors and stockholders will be able to obtain free copies of the proxy statement from the Company by contacting Investor Relations by telephone or by going to the Company’s corporate website at www.supergen.com (click on “SEC Filings”) or by going to a new website www.astex-supergen.com.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Transaction.  Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above.  Additional information regarding these directors and executive officers is also included in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2010.  This document is available free of charge as described in the preceding paragraph.